The Diversified Investors Funds Group

In response to Sub-Item 77Q1(a), we hereby incorporate by reference the amendments to the registrants Declaration of Trust and By-Laws filed as exhibits to Post-Effective Amendment No. 35 the Registration Statement of The Diversified Investors Funds Group filed on
February 28, 2008.

In response to Sub-Item 77Q1(e), we hereby incorporate by reference the Investment Advisory Agreement with Transamerica Asset
Management, Inc. (formerly Transamerica Fund Advisors, Inc.) filed as an exhibit to Post Effective Amendment No. 35 to the Registration
Statement of The Diversified Investors Funds Group filed on
February 28, 2008.